UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.         )

Filed by the Registrant    ☒

Filed by a Party other than the Registrant    ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Avis Budget Group, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

Vote by Internet
• Go to www.envisionreports.com/CAR
• Or scan the QR code with your smartphone
• Follow the steps outlined on the secure website

Important Notice Regarding the Availability of Proxy Materials for the

Avis Budget Group, Inc. Meeting to be Held on Wednesday, May 22, 2013

Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual stockholders’ meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important!

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The proxy statement and annual report to shareholders are available at:

Easy Online Access – A Convenient Way to View Proxy Materials and Vote
When you go online to view materials, you can also vote your shares.
Step 1: Go to www.envisionreports.com/CAR to view the materials.
Step 2: Click on Cast Your Vote or Request Materials.
Step 3: Follow the instructions on the screen to log in.
Step 4: Make your selection as instructed on each screen to select delivery preferences and vote.

When you go online, you can also help the environment by consenting to receive electronic delivery of future materials.

Obtaining a Copy of the Proxy Materials – If you want to receive a copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed on the reverse side on or before May 8, 2013 to facilitate timely delivery.

The 2013 Annual Meeting of Stockholders of Avis Budget Group, Inc. (the “Company”) will be held at the DoubleTree by Hilton Downtown Wilmington – Legal District, 700 N. King Street, Wilmington, Delaware 19801 on Wednesday, May 22, 2013 11:00 a.m., Eastern Time (the “Annual Meeting”).

Proposals to be considered at the Annual Meeting:

1.	To elect as directors the nine nominees named in the Company’s proxy statement for a one-year term expiring in 2014 and until their successors are duly elected and qualified.

2.	To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal year 2013.

3.	Advisory approval of the compensation of our named executive officers.

4.	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

The Board of Directors recommends a vote “FOR” Items 1 through 3.

The Board of Directors has fixed the close of business on March 25, 2013 as the record date (the “Record Date”) for the determination of stockholders entitled to receive notice of and to vote at the Annual Meeting or any adjournment(s) thereof.

Stockholders of record as of the Record Date are cordially invited to attend the Annual Meeting.

PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must vote online or request a paper copy of the proxy materials to receive a proxy card. If you wish to attend and vote at the meeting, please bring this notice with you.

Directions to Annual Meeting

From Points North (including Philadelphia International Airport):

Take 1-95 South into Delaware. Take Exit 7B (Delaware Avenue North). At the traffic light, turn left onto Delaware Avenue. At the 2nd light there is a fork in the road, bear right at the fork (this becomes 10th Street). Turn right onto King Street. The Hotel is 2 blocks down on the left.

From Points South:

Take 1-95 North into Delaware to Exit 7 (Rt. 52). Come up the ramp and go straight to the 4th traffic light. Make a right at the light onto Delaware Avenue. At the 1st light, there is a fork in the road, bear right at the fork (this becomes 10th Street). Turn right onto King Street. The Hotel is 2 blocks down on the left.

From New Castle County Airport:

Exit Airport to the light, make left onto Rt. 13 & follow to Wilmington. Rt. 13 will become Walnut St. Turn left onto 8th St. At 2nd light, turn left onto King St. and the Hotel is right on the corner on the left.

The following Proxy Materials are available for you to review online:

•	the Company’s 2013 Proxy Statement;

•	the Company’s Annual Report for the year ended December 31, 2012 (which is not deemed to be part of the official proxy soliciting materials); and

•	any amendments to the foregoing materials that are required to be furnished to stockholders.

Here’s how to order a copy of the proxy materials and select a future delivery preference:
Paper copies: Current and future paper delivery requests can be submitted via the telephone, Internet or email options below.
Email copies: Current and future email delivery requests must be submitted via the Internet following the instructions below.
If you request an email copy of current materials you will receive an email with a link to the materials.
PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a set of proxy materials.
→

Internet – Go to www.envisionreports.com/CAR. Click Cast Your Vote or Request Materials. Follow the instructions to log in and order a copy of the current meeting materials and submit your preference for email or paper delivery of future meeting materials.

→

Telephone – Call us free of charge at 1-866-641-4276 and follow the instructions to log in and order a paper copy of the materials by mail for the current meeting. You can also submit a preference to receive a paper copy for future meetings.

→

Email – Send email to investorvote@computershare.com with “Proxy Materials Avis Budget Group, Inc.” in the subject line. Include in the message your full name and address, plus the number located in the shaded bar on the reverse, and state in the email that you want a paper copy of current meeting materials. You can also state your preference to receive a paper copy for future meetings.

To facilitate timely delivery, all requests for a paper copy of the proxy materials must be received by May 8, 2013.